	Exhibit 10.2

Notice of Grant of Restricted Stock Units And Restricted Stock Agreement – Non-employee Director	MTS SYSTEMS CORPORATION
	ID: 41-0908057
	14000 Technology Drive
	Eden Prairie, MN 55344

	Plan:	2011
	ID:

As a Non-employee Director of MTS SYSTEMS CORPORATION (the Company), you have been granted Restricted Stock Units (Units) of the common stock of the Company pursuant to Section 7.8 of the Company’s 2011 Stock Incentive Plan (the “Plan”), subject to restrictions on your right to transfer the Units as provided in the Plan and the Uniform Terms and Conditions Applicable to Non-employee Director Restricted Stock Unit Grants, adopted by the Board of Directors, which are incorporated herein.

Date of Grant of Restricted Stock Units:	[DATE]

Number of Restricted Stock Units:	[NUMBER]

The value of a Unit, based on the value of the common stock of the Company on the date of grant:	[SHARE PRICE]

By accepting this grant via your signature below, you and the Company agree that the Units evidenced by this Restricted Stock Unit Agreement are subject to the following:

A.

This Agreement and the Shares issuable hereunder are governed by all the terms, provisions and conditions set forth in the Company’s 2011 Stock Incentive Plan and by Uniform Terms and Conditions Applicable to Restricted Stock Unit Grants, including the right to dividend equivalents on such Units and the right to elect to defer receipt of the Shares upon vesting under the terms of the Company’s Executive Deferred Compensation Plan (2005 Restatement), as amended.

B.

All restrictions shall lapse on the date of the next regular annual shareholder meeting following the date of grant, if you continue to serve as a director of the Company through such annual meeting. A pro-rata portion of the Units shall vest if you cease to be a director of the Company prior to the date that the restrictions would otherwise lapse.

C.

All restrictions shall lapse upon or immediately prior to the occurrence of a Change in Control as set forth in the Uniform Terms and Conditions Applicable to Non-employee Director Restricted Stock Unit Grants.

D.	Any Units you elect to defer under the Deferred Compensation Plan shall be subject to the terms and conditions of the Plan and the Deferred Compensation Plan after the date of deferral.
E.

The Company may amend or terminate the Plan and this Agreement at any time, provided that no such action shall impair any rights that have accrued at the time of amendment or termination without your consent.

«Grant_date»
MTS SYSTEMS CORPORATION	Date

DIRECTOR	Date